Exhibit 99.1

VirTra Reports Second Quarter 2022 Financial Results

Total Revenue up 52%, Driving 51% Increase in Gross Profit and 34% Increase in Adjusted EBITDA

CHANDLER, Ariz. — August 19, 2022 — VirTra, Inc. (NASDAQ: VTSI) (“VirTra”), a global provider of judgmental use of force training simulators and firearms training simulators for the law enforcement and military markets, reported results for the second quarter and six months ended June 30, 2022. The financial statements are available on VirTra’s website and here.

Second Quarter 2022 Financial Highlights:

●	Total revenue increased 52% to $8.0 million
●	Gross profit increased 51% to $4.7 million, or 59% of total revenue
●	Net income increased to $$787,000
●	Adjusted EBITDA increased to $1.3 million
●	Backlog at June 30, 2022 of $16.5 million
●	Working capital surplus totaled $27.0 million, including unrestricted cash and cash equivalents of $15.0 million

Six Month 2022 Financial Highlights:

●	Total revenue increased 52% to $14.8 million
●	Gross profit increased 48% to 8.4 million, or 57% of total revenue
●	Net income increased to $1.4 million
●	Adjusted EBITDA increased to $2.3 million

Second Quarter and Six Month 2022 Financial Highlights:

All figures in millions, except per share data	June 30, 2022	June 30, 2021	% Δ	June 30, 2022	June 30, 2021	% Δ
Total Revenue	$8.0	$5.3	52%	$14.8	$9.7	52%

Gross Profit	$4.7	$3.1	51%	$8.4	$5.7	48%
Gross Margin	59%	60%	-1%	57%	59%	-3%

Net Income	$0.8	$0.5	N/A	$1.4	$1.2	N/A
Diluted EPS	$0.07	$0.05	N/A	$0.13	$0.13	N/A
Adjusted EBITDA	$1.35	$1.00	N/A	$2.34	$1.75	N/A

Management Commentary

“We reported another strong quarter of growth in the second quarter of 2022 as we continue to deliver higher volumes of our world-class training solutions domestically and internationally,” said Bob Ferris, chairman and co-CEO of VirTra. “Total revenue and adjusted EBITDA increased 52% and 34% year-over-year, respectively, while gross profit margin expanded from the first quarter 2022 to 59%,. Further, market demand was noticeably strong in the commercial market, which includes the military market, as we recorded $3.6 million in commercial revenue in Q2, eclipsing the $3.2 million of commercial revenue we recorded for all of 2021.

“Our deliveries are accelerating, allowing us to convert backlog into revenue and resulting in backlog decreasing from the first quarter 2022 to $16.5 million. Additionally, our core law enforcement market tends to be seasonally stronger in the second half of the year so we remain optimistic regarding our sales pipeline and commercial opportunities, which provide us with significant growth opportunities. Complemented with a strong balance sheet that includes a $27.0 million working capital surplus, VirTra remains well-positioned for continued success. Additionally, I would like to thank the entire VirTra team and our advisors for their dedication and hard work in getting our financial filing status back up-to-date.”

Management Change

Effective August 16, 2022, VirTra Chief Operating Officer, Vice President, and Director, Matt Burlend, departed the Company. Mr. Burlend’s departure was not the result of any disagreement with VirTra on any matters relating to its operations, policies, or practices. VirTra will not seek an immediate replacement for Mr. Burlend at the company-level but plans to fill the Board vacancy resulting from his departure. The Company thanks Mr. Burlend for his many years of service and all his contributions to VirTra.

Second Quarter 2022 Financial Results

Total revenue increased 52% to $8.0 million from $5.3 million in the second quarter of 2021. The increase in revenues resulted from an increase in the number of simulators and accessories completed, delivered and revenue recognized compared to the same period in 2021.

Gross profit increased 51% to $4.7 million from $3.1 million in the second quarter of 2021. The increase in gross profit was driven by an increase in the number of simulators and accessories completed, delivered and revenue recognized compared to the same period in 2021. Gross profit margin was 59%, a decrease compared to 60% in the second quarter of 2021.

Net operating expense was $3.7 million, compared to $2.3 million in the second quarter of 2021. The increase was primarily due to expenses related to the move into the new building and increased payroll costs.

Income from operations totaled $1.0 million compared to $823,000 in the second quarter of 2021.

Net income totaled $787,000, or $0.07 per diluted share (based on 10.9 million weighted average diluted shares outstanding), an improvement compared to a net income of $529,000, or $0.05 per diluted share (based on 10.7 million weighted average diluted shares outstanding), in the second quarter of 2021.

Adjusted EBITDA, a non-GAAP metric, totaled $1.3 million, an improvement from $1.0 million in the second quarter of 2021.

Backlog at the end of the second quarter totaled $16.5 million, compared to $17.0 million at the end of the second quarter of 2021.

Six Months Ended June 30, 2022 Financial Results

Total revenue increased 52% to $14.8 million from $9.7 million for the first six months of 2021. The increase in revenues resulted from an increase in the number of simulators and accessories completed, delivered and revenue recognized compared to the same period in 2021.

Gross profit increased 48% to $8.4 million from $5.7 million for the first six months of 2021. The increase in gross profit was driven by an increase in the number of simulators and accessories completed, delivered and revenue recognized compared to the same period in 2021. Gross profit margin was 57%, a decrease compared to 59% for the first six months of 2021.

Net operating expense was $6.7 million, compared to $4.3 million for the first six months of 2021. The increase was primarily due to expenses related to the move into the new building and increased payroll costs.

Operating income was $1.8 million, an improvement compared to an operating income of $1.4 million for the first six months of 2021.

Net income totaled $1.4 million, or $0.13 per diluted share (based on 10.9 million weighted average diluted shares outstanding), an improvement compared to a net income of $1.2 million, or $0.13 per diluted share (based on 9.2 million weighted average diluted shares outstanding), for the first six months of 2021.

Adjusted EBITDA, a non-GAAP metric, totaled $2.3 million, an improvement from $1.8 million for the first six months of 2021.

Conference Call

VirTra’s management will hold a conference call today (August 19, 2022) at 10:00 a.m. Eastern Time (7:00 a.m. Pacific Time) to discuss these results. VirTra’s chairman and co-CEO, Bob Ferris, co-CEO John Givens and chief accounting officer, Marsha Foxx, will host the call, followed by a question-and-answer period.

U.S. dial-in number: 1-877-407-9208

International number: 1-201-493-6784

Conference Code: 13732200

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact VirTra’s IR team at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website.

A replay of the call will be available on the same day after 1:00 p.m. ET through September 2, 2022.

U.S. replay dial-in: 1-844-512-2921

International replay dial-in: 1-412-317-6671

Replay ID: 13732200

About VirTra

VirTra (NASDAQ: VTSI) is a global provider of judgmental use of force training simulators and firearms training simulators for the law enforcement, military, educational and commercial markets. The company’s patented technologies, software, and scenarios provide intense training for de-escalation, judgmental use-of-force, marksmanship, and related training that mimics real-world situations. VirTra’s mission is to save and improve lives worldwide through practical and highly effective virtual reality and simulator technology. Learn more about the company at www.VirTra.com.

About the Presentation of Adjusted EBITDA

Adjusted earnings before interest, income taxes, depreciation, and amortization and before other non-operating costs and income (“Adjusted EBITDA”) is a non-GAAP financial measure. Adjusted EBITDA also includes non-cash stock option expense and other than temporary impairment loss on investments. Other companies may calculate Adjusted EBITDA differently. VirTra calculates its Adjusted EBITDA to eliminate the impact of certain items it does not consider to be indicative of its performance and its ongoing operations. Adjusted EBITDA is presented herein because management believes the presentation of Adjusted EBITDA provides useful information to VirTra’s investors regarding VirTra’s financial condition and results of operations and because Adjusted EBITDA is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in VirTra’s industry, several of which present a form of Adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of VirTra’s results as reported under accounting principles generally accepted in the United States of America (“GAAP”). Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flows statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. A reconciliation of net income to Adjusted EBITDA is provided in the following tables:

	For the Three Months Ended				For the Six Months Ended
	June 30,	June 30,	Increase	%	June 30,	June 30,	Increase	%
	2022	2021	(Decrease)	Change	2022	2021	(Decrease)	Change

Net Income	$787,374	$529,359	$258,015	49%	$1,364,448	$1,184,522	$179,926	-15%
Adjustments:
Provision for income taxes	246,684	293,180	(46,496)	-16%	370,684	216,017	154,667	72%
Depreciation and amortization	230,942	103,865	127,077	122%	446,688	201,155	245,533	122%
EBITDA	$1,265,000	$926,404	$338,596	37%	$2,181,820	$1,601,694	$580,126	36%
Right of use amortization	80,805	77,090	3,715	5%	160,658	153,299	-

Adjusted EBITDA	$1,345,805	$1,003,494	$342,311	34%	$2,342,478	$1,754,993	$580,126	33%

Forward-Looking Statements

The information in this discussion contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “should,” “could,” “predicts,” “potential,” “continue,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. In evaluating these statements, you should specifically consider various factors, uncertainties and risks that could affect our future results or operations. These factors, uncertainties and risks may cause our actual results to differ materially from any forward-looking statement set forth in the reports we file with or furnish to the Securities and Exchange Commission (the “SEC”). You should carefully consider these risk and uncertainties described and other information contained in the reports we file with or furnish to the SEC before making any investment decision with respect to our securities. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact:

Matt Glover and Jeff Grampp, CFA

Gateway Group, Inc.

VTSI@gatewayir.com

949-574-3860

VirTra, Inc.

Condensed Balance Sheets

	June 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$15,016,233	$19,708,565
Accounts receivable, net	6,388,087	3,896,739
Inventory, net	8,831,786	5,014,924
Unbilled revenue	4,820,051	3,946,446
Prepaid expenses and other current assets	848,759	940,887

Total current assets	35,904,916	33,507,561

Long-term assets:
Property and equipment, net	14,185,424	12,864,766
Operating lease right-of-use asset, net	623,648	784,306
Intangible assets, net	579,963	535,079
Security deposits, long-term	35,691	19,712
Other assets, long-term	376,461	189,734
Deferred tax asset, net	1,418,723	1,674,234

Total long-term assets	17,219,910	16,067,831

Total assets	$53,124,826	$49,575,392

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,458,968	$789,394
Accrued compensation and related costs	1,229,404	1,062,078
Accrued expenses and other current liabilities	1,270,086	991,744
Note payable, current	233,673	236,291
Operating lease liability, short-term	361,403	347,772
Deferred revenue, short-term	4,373,173	4,135,565

Total current liabilities	8,926,707	7,562,844

Long-term liabilities:
Deferred revenue, long-term	2,679,248	1,992,625
Note payable, long-term	8,165,838	8,280,395
Operating lease liability, long-term	321,217	505,383
Other long-term liabilities	5,436	5,436

Total long-term liabilities	11,171,739	10,783,839

Total liabilities	20,098,446	18,346,683

Commitments and contingencies (See Note 9)

Stockholders’ equity:
Preferred stock $0.0001 par value; 2,500,000 authorized; no shares issued or outstanding	-	-
Common stock $0.0001 par value; 50,000,000 shares authorized; 10,876,945 shares issued and outstanding as of June 30, 2022 and 10,807,130 shares issued and outstanding as of December 31, 2021	1,087	1,081
Class A common stock $0.0001 par value; 2,500,000 shares authorized; no shares issued or outstanding	-	-
Class B common stock $0.0001 par value; 7,500,000 shares authorized; no shares issued or outstanding	-	-
Additional paid-in capital	31,356,608	30,923,391
Retained earnings	1,668,685	304,237

Total stockholders’ equity	33,026,380	31,228,709

Total liabilities and stockholders’ equity	$53,124,826	$49,575,392

VirTra, Inc.

Condensed Statements of Operations

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021

Revenues:
Net sales	$7,997,383	$5,255,192	$14,750,611	$9,697,101
Total revenue	7,997,383	5,255,192	14,750,611	9,697,101

Cost of sales	3,253,651	2,120,492	6,319,789	3,993,896

Gross profit	4,743,732	3,134,700	8,430,822	5,703,205

Operating expenses:
General and administrative	3,085,051	2,002,612	5,381,443	3,712,845
Research and development	617,058	311,320	1,296,453	605,537

Net operating expense	3,702,109	2,313,932	6,677,896	4,318,382

Income from operations	1,041,623	820,768	1,752,926	1,384,823

Other income (expense):
Other income	57,056	34,379	111,379	50,758
Other expense	(64,621)	(32,608)	(129,173)	(35,042)

Net other income (expense)	(7,565)	1,771	(17,794)	15,716

Income before provision for income taxes	1,034,058	822,539	1,735,132	1,400,539

Provision for income taxes	246,684	293,180	370,684	216,017

Net income	$787,374	$529,359	$1,364,448	$1,184,522

Net income per common share:
Basic	$0.07	$0.05	$0.13	$0.13
Diluted	$0.07	$0.05	$0.13	$0.13

Weighted average shares outstanding:
Basic	10,866,775	10,644,363	10,837,186	9,209,808
Diluted	10,892,302	10,693,238	10,867,667	9,209,509

VirTra, Inc.

Condensed Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
	2022	2021

Cash flows from operating activities:
Net income	$1,364,448	$1,184,522
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	446,688	201,156
Right of use amortization	160,658	153,299
Employee stock compensation	70,497	-
Stock issued for service	350,001	-
Changes in operating assets and liabilities:
Accounts receivable, net	(2,491,348)	(4,136,335)
Inventory, net	(3,816,862)	(1,693,598)
Deferred taxes	255,511	294,113
Unbilled revenue	(873,605)	1,374,667
Prepaid expenses and other current assets	92,128	(353,765)
Other assets	(186,727)	21,148
Security deposits, long-term	(15,979)	66,788
Accounts payable and other accrued expenses	1,115,242	933,840
Payments on operating lease liability	(170,535)	(157,713)
Deferred revenue	921,613	3,049,784

Net cash provided by (used in) operating activities	(2,778,270)	937,906

Cash flows from investing activities:
Purchase of intangible assets	(86,012)	(92,886)
Purchase of property and equipment	(1,725,726)	(602,009)
Net cash used in investing activities	(1,811,738)	(694,895)

Cash flows from financing activities:
Principal payments of debt	(115,049)	-
Stock issued for cash in offering, net	-	16,795,000
Stock options exercised	12,725	6,070
Net cash provided by (used in) financing activities	(102,324)	16,801,070

Net increase (decrease) in cash and restricted cash	(4,692,332)	17,044,081
Cash and cash equivalents, beginning of period	19,708,565	6,841,984
Cash and cash equivalents, end of period	$15,016,233	$23,886,065